UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2017

Behringer Harvard Opportunity REIT II, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14675 Dallas Parkway, Suite 600

Dallas, Texas 75254

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (866) 655-3600

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 10, 2017,  Behringer Harvard Opportunity REIT II, Inc. (the “Company”) terminated its relationship with its external advisor and property manager, each affiliates of Stratera Holdings, LLC (f/k/a Behringer Harvard Holdings, LLC) (“Stratera”), and engaged affiliates of the Lightstone Group (“Lightstone”) to act as its new external advisor and property manager pursuant to the agreements described below.  Information about Lightstone is included under Item 8.01 below.

Termination of Behringer Advisory Agreement

The Company entered into the Termination of Advisory Management Agreement (the “Advisory Termination Agreement”) with Behringer Harvard Opportunity Advisors II, LLC (the “Behringer Advisor”), and (solely with respect to certain sections) Stratera. The Advisory Termination Agreement, among other things, terminated the Fifth Amended and Restated Advisory Management Agreement between the Company and the Behringer Advisor entered into on July 25, 2016 (the “Behringer Advisory Agreement”) as of the close of business on February 10, 2017.

The Advisory Termination Agreement also provides that:  (a) the non-solicitation period contemplated under the Behringer Advisory Agreement is reduced from one year to six months; (b) the Company and its affiliates are permitted to continue use of the name “Behringer Harvard” until dissolution of the Company; and (c) the Company will maintain the coverage provided to the Behringer Advisor under its current directors’ and officers’ liability insurance policies until the termination of the policies.

Finally, the Advisory Termination Agreement also provides that Stratera and its subsidiaries, including the Behringer Advisor, agree not to sue the Company for claims arising under or pursuant to the Behringer Advisory Agreement, except with respect to third-party claims.  In addition, any rights of the Behringer Advisor to indemnification from the Company with respect to third-party claims are preserved.

Termination of Behringer Management Agreement

The Company, Behringer Harvard Opportunity OP II, LP (the “Operating Partnership”), and several special purpose entities formed to directly own the properties in which the Company has invested (each individually an “SPE” and collectively, the “SPEs”), entered into the Termination of Property Management and Leasing Agreement (the “Property Management Termination Agreement”) with Behringer Harvard Opportunity Management Services, LLC, and Behringer Harvard Real Estate Services, LLC (collectively, the “Behringer Manager”), and (solely with respect to certain sections) Stratera.

The Property Management Termination Agreement, among other things, terminated the Amended and Restated Property Management and Leasing Agreement between the Company, the Operating Partnership, the SPEs, and the Manager dated as of August 13, 2008 (as amended, restated, supplemented or otherwise modified, the “Behringer Management Agreement”) as of the close of business on February 10, 2017 with respect to the Company, the Operating Partnership, and those SPEs that own properties that do not require consent by a joint venture partner or lender to change the property manager.  For SPEs that own properties that require approval by a joint venture partner to change the property manager (the “Joint Venture SPEs”), the termination of the Behringer Management Agreement will occur for each Joint Venture SPE as of the close of business on the date of execution of a joinder to the Property Management Termination Agreement by the joint venture partner on behalf of the SPE.  For SPEs that own properties that secure loans that require lender consent or notice to change the property manager (the “Lender SPEs”), the termination of the Behringer Management Agreement will occur for each Lender SPE as of the close of business on the date following receipt of any required lender consent or notice.

The Property Management Termination Agreement also provides that the non-solicitation period contemplated in the Behringer Management Agreement is reduced from one year to six months.  Finally, the Property Management Termination Agreement provides that Stratera and its subsidiaries, including the Behringer Manager, agree not to sue the Company for claims arising under or pursuant to the Behringer Management Agreement, except with respect to third-party claims and certain other limited exceptions.  In addition, any rights of the Behringer Manager to indemnification from the Company with respect to third-party claims are preserved.

Entry into Lightstone Advisory Agreement

The Company and the Operating Partnership entered into an Advisory Management Agreement (the “Advisory Management Agreement”) with LSG-BH II Advisor LLC (“LSG-BH II Advisor”) and an Advisory Agreement (the “Advisory Agreement,” and together with the Advisory Management Agreement, the “Lightstone Advisory Agreement”) with LSG Development Advisor LLC (“LSG Development Advisor,” and together with LSG —BH II Advisor, the “Lightstone Advisor”) pursuant to which the Lightstone Advisor agreed to provide advisory services to the Company.

The Lightstone Advisory Agreement is substantially similar to the Behringer Advisory Agreement except for the changes described below and certain other immaterial changes.  First, the “Administrative Services Fee” has been renamed the “Administrative Services Reimbursement” and has been reduced in the second six months of 2017 from a pro-rated annual fee of $1,325,000 to a pro-rated annual fee of $1,300,000.  The term of the Lightstone Advisory Agreement is one year, but may be renewed for successive one-year terms upon the mutual consent of parties to the agreement.

In addition, the Lightstone Advisor and its affiliates, and the directors, officers, employees, partners, members, stockholders, other equity holders, agents and representatives of the Lightstone Advisor and its affiliates, are entitled to indemnification from the Company except for acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Lightstone Advisory Agreement.  Also, the Company agreed to indemnify the Lightstone Advisor for any losses incurred by the Lightstone Advisor due to any matter, act, or omission that occurred before February 10, 2017.  Finally, the Lightstone Advisor agreed to indemnify the Company from losses incurred as a result of the Lightstone Advisor’s bad faith, fraud, misfeasance, willful misconduct, gross negligence or reckless disregard of its duties under the Lightstone Advisory Agreement.

Entry into Lightstone Property Management Agreement

The Company, the Operating Partnership, and the SPEs entered into the Property Management and Leasing Agreement (the “Lightstone Property Management Agreement”) with LSG-BH II Property Manager LLC (the “Lightstone Manager”).  Under the Lightstone Property Management Agreement, the Lightstone Manager agreed to provide property management and leasing services to the Company, the Operating Partnership, and the SPEs.  The Lightstone Property Management Agreement is effective immediately for the Company, the Operating Partnership, and all SPEs other than the Joint Venture SPEs and the Lender SPEs.  For the Joint Venture SPEs, the Lightstone Property Management Agreement will be effective for each Joint Venture SPE as of the date of execution of a joinder to the Lightstone Property Management Agreement by the joint venture partner on behalf of the Joint Venture SPE.  For the Lender SPEs, the Lightstone Property Management Agreement will be effective for each Lender SPE as of the date following receipt or waiver of any required lender consent.

The Lightstone Property Management Agreement is substantially similar to the terminated Behringer Management Agreement except for the changes described below and certain immaterial changes.  The term of the agreement is five years, subject to successive five-year renewal periods unless notice of termination is provided on or before one year prior to the expiration date.  Under the Lightstone Property Management Agreement, the Manager must use commercially reasonable efforts to perform its duties.

In addition, the Lightstone Manager and its affiliates, and the directors, officers, employees, managers, stockholders, agents and representatives of the Lightstone Manager and its affiliates, are entitled to indemnification and in certain places the standard for indemnification has been reduced from misconduct and negligence to willful misconduct and gross negligence.  In addition, the Company agreed to indemnify the Lightstone Manager for any losses incurred by the Lightstone Manager for any matter, act, or omission that occurred before February 10, 2017.  Finally, the Lightstone Manager agreed to indemnify the Company from losses incurred due to the Lightstone Manager’s willful misconduct, gross negligence or unlawful acts.

Item 1.02                                           Termination of a Material Definitive Agreement

The information in this Report set forth under Item 1.01 regarding the termination of the Behringer Advisory Agreement and the Behringer Management Agreement is incorporated by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 10, 2017, and in connection with the Company’s entry into the Lightstone agreements described above, the size of the Company’s board of directors (the “Board”) was increased from six to seven and Alan Liu was appointed to the Board.  Information regarding Mr. Liu is provided below.

Alan Liu, 33, is currently a Senior Vice President and the Head of Alternative Investments at Lightstone. Mr. Liu is responsible for overseeing the development and execution of investment strategies to enhance Lightstone’s profitability and investment returns. Prior to joining Lightstone in April 2016, Mr. Liu was a Managing Director at Mount Kellett Capital Management LP (“Mount Kellett”), a multi-strategy private investment firm focused on global value, special situations and opportunistic investing with $5 billion of assets under management. He was with Mount Kellett from November 2011 to August 2015 and thereafter joined Fortress Investment Group LLC (“Fortress”), a global investment manager with $70.1 billion of assets under management, as Managing Director until March 2016 as part of a strategic transaction between Mount Kellett and Fortress. Prior to Mount Kellett, Mr. Liu was a member of the investment team at Strategic Value Partners LLC, a global alternative investment firm focused on distressed and deep value opportunities with assets of approximately $4.9 billion, from October 2007 to October 2011. Mr. Liu began his career with Tri-Artisan Capital Partners, LLC. Mr. Liu received a Bachelor’s Degree in Honors Business Administration and a Bachelor’s Degree in Economics from the Richard Ivey School of Business at the University of Western Ontario. He is a member of the Urban Land Institute and mentor in the organization’s mentorship program.

As an employee of an affiliate of the Lightstone Advisor, Mr. Liu will not receive any compensation from the Company for services rendered as a director.  He will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

Item 8.01                                           Other Events.

Lightstone

Lightstone, which is majority-owned and controlled by David Lichtenstein, is one of the largest private residential and commercial real estate owners and operators in the United States today. As of February 15, 2017, Lightstone directly or indirectly advises or has equity interest in a diversified portfolio of over 120 properties containing approximately 10,000 multifamily units, 0.3 million square feet of office space, 1.5 million square feet of industrial space, 31 hotels and 4.6 million square feet of retail space. These residential, office, industrial, hospitality and retail properties are located in 26 states.  Lightstone is based in New York and supported by a regional office in New Jersey. Lightstone employs approximately 397 staff and professionals. Lightstone has experience in the areas of investment selection, underwriting, due diligence, development, portfolio management, asset management, property management, leasing, disposition, finance, accounting and investor relations. In addition, Lightstone, along with its affiliates, has been one of the largest developers of outlet shopping centers in the United States over the last 10 years, having owned, managed and developed 25 outlet centers totaling more than 8.0 million leasable square feet, and is an active residential developer in New York City.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: February 16, 2017	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, & Secretary